CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 18, 2014, relating to the financial statements and financial highlights which appear in the December 31, 2013 Annual Report to Shareholders of Delaware VIP High Yield Series, Delaware VIP Limited-Term Diversified Income Series, Delaware VIP Small Cap Value Series, Delaware VIP Diversified Income Series, Delaware VIP Emerging Markets Series, Delaware VIP International Value Equity Series, Delaware VIP REIT Series, Delaware VIP Smid Cap Growth Series, Delaware VIP Value Series and Delaware VIP U.S. Growth Series (constituting Delaware VIP® Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights” and "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
April 30, 2014